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                                                                 EXHIBIT 10.1



        Agreement to Purchase by and between
JMB/Spring Hill Associates and Inland Real
Estate Corporation dated October 14, 1996


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                              TABLE OF CONTENTS
                              -----------------
Page
----

ARTICLE I       DEFINITIONS .............................................  1

   1.1          Definitions .............................................  1

ARTICLE II      PURCHASE AND SALE .......................................  3

   2.1          Purchase and Sale .......................................  3

ARTICLE III     PURCHASE PRICE ..........................................  3

   3.1          Purchase Price ..........................................  3

ARTICLE IV      CLOSING MATTERS .........................................  4

   4.1          Survey ..................................................  4
   4.2          Title ...................................................  4
   4.3          Possession, Prorations and Expenses .....................  5
   4.4          Escrow ..................................................  9
   4.5          Closing .................................................  9

ARTICLE V       BROKERAGE ............................................... 11

   5.1          Brokerage ............................................... 11

ARTICLE VI      DESTRUCTION, DAMAGE OR CONDEMNATION ..................... 12

   6.1          Destruction or Damage ................................... 12
   6.2          Condemnation ............................................ 12
   6.3          Casualty and Rent Loss Insurance ........................ 13

ARTICLE VII     COVENANTS, REPRESENTATIONS, WARRANTIES .................. 13

   7.1          Affirmative Covenants of Seller ......................... 13
   7.2          Representations and Warranties of Seller ................ 15
   7.3          Representations and Warranties of Purchaser ............. 16
   7.4          Covenants of Purchaser .................................. 17


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ARTICLE VIII    DEFAULT, CONDITIONS PRECEDENT AND TERMINATION ........... 18

   8.1          Conditions to Purchaser's Obligations and
                        Default by Seller ............................... 18
   8.2          Conditions to Seller's Obligations and
                Default by Purchaser .................................... 19

ARTICLE IX      NOTICES ................................................. 19

   9.1          Notices ................................................. 19

ARTICLE X       ADDITIONAL COVENANTS .................................... 21

   10.1         Entire Agreement, Amendments and Waivers ................ 21
   10.2         Further Assurances ...................................... 21
   10.3         Survival and Benefit .................................... 21
   10.4         No Third Party Benefits ................................. 22
   10.5         No Recording ............................................ 22
   10.6         Interpretation .......................................... 22
   10.7         Seller's Exculpation .................................... 23
   10.8         Effective Date .......................................... 24



                                      EXHIBITS
                                      --------

    A -         Legal Description of Real Property
    B -         Permitted Title Exceptions
    C -         List of Personal Property
    D -         List of Leases
    E -            List of Service Contracts
    F -         Form of Tenant Estoppel Letter
    G -         List of Pending Litigation
    H -         Criterion for New Leases


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                             AGREEMENT TO PURCHASE

        THIS AGREEMENT is made this 14th day of October, 1996, by and between JMB/Spring Hill Associates, an Illinois general partnership ("Seller") and Inland Real Estate Corporation, a Maryland corporation ("Purchaser").

                                  RECITALS:

        A. Seller is the fee owner of that certain Shopping Center ("Improvements") commonly known as Spring Hill Fashion Corner - Phase I, located at the intersection of Route 72 and Route 31, West Dundee, Illinois, and legally described in Exhibit "A" attached hereto (the "Real Property").

        B. Seller desires to sell and Purchaser desires to purchase, the "Property" (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        1.1 DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each such term:

AGREEMENT:               This Agreement to Purchase including the Exhibits
                         attached hereto which are by this reference incorporated herein and made a part hereof.

CLOSING DATE:            October 30, 1996 subject to extension to
                         December 2, 1996 pursuant to Section 4.5(b)(viii) hereof, or pursuant to Section 4.2 hereof.

CLOSING:                 The consummation of this Agreement.

DEED: That certain recordable Limited Warranty Deed to be executed by Seller and delivered by Seller to Purchaser at the Closing, conveying the Real Property to Purchaser (or to Purchaser's designee) subject only to the Permitted Title Exceptions.


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DEPOSIT:                 The sum of $150,000.00 which shall be deposited
                         by Purchaser with Title Insurer within one business day after Seller's acceptance hereof, at Title Insurer's office in Chicago, Illinois, to be held in an interest bearing account as earnest money subject to the terms of this Agreement. All interest earned thereon shall be included in this definition.

LEASES: Those leases for rental of retail space in the Improvements listed on Exhibit D and those leases executed hereafter and which are in existence as of the Closing Date.

LEGAL                    All laws, statutes, codes, acts, ordinances,
REQUIREMENTS:            judgments, decrees, injunctions, rules, regulations,
                         permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction over the Real Property and the operation of the Improvements thereon.

NOTICE TO                That written notice which may be given by Purchaser
CANCEL:                  to Seller pursuant to Section 8.1(a).

PERMITTED TITLE          The Leases, those matters set forth in Exhibit
EXCEPTIONS:              "B" attached hereto, and any other matters which
                         Purchaser shall approve in writing or be deemed to have approved pursuant to the terms of this Agreement.

PERSONAL                 Those items of personalty, which are listed on
PROPERTY:                Exhibit "C" attached hereto and which will be conveyed
                         to Purchaser at Closing by a Bill of Sale (the "Bill of Sale") containing no warranties, whether express or implied, except a warranty of title free of any lien or encumbrance.

PROPERTY:                The Real Property, Personal Property, Service
                         Contracts, and the Leases.

PURCHASE PRICE:          The consideration payable by Purchaser to Seller
                         for the Property, as provided in Article III.

PURCHASER:               Inland Real Estate Corporation or its designee.

RENT ROLL:               The list of Leases in existence as of the date
                         of said list, which list is attached hereto as Exhibit
                         "D."

SELLER:                  JMB/Spring Hill Associates


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SERVICE                  Those contracts, agreements, and leases of
CONTRACTS:               equipment relating to the servicing, operation,
                         management and maintenance of the Property which are listed on Exhibit "E" attached hereto.

SURVEY: Current as-built survey of the Real Property prepared by a surveyor licensed by the State of Illinois and certified to Purchaser, Purchaser's designee, and the Title Insurer, to be prepared in accordance with minimum standards for an ALTA survey.

TITLE                    A commitment for an Owner's Title Insurance
COMMITMENT:              Policy for the Real Property issued by the Title
                         Insurer in the full amount of the Purchase Price, covering title to the Real Property, dated on or after the date hereof, showing Seller as owner of the Real
                         Property in fee simple, subject only to the Permitted
                         Title Exceptions and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate do not exceed the Purchase Price) which may be removed by the payment of money at Closing and which Seller shall so remove at Closing. The Title Commitment will have attached thereto the following endorsements ("Endorsements"):
                         Extended Coverage, 3.1 Zoning with Parking Contiguity and Restrictions.

TITLE INSURER:           Near North National Title Corporation, as agent
                         for First American Title Insurance Company.

                                  ARTICLE II

                              PURCHASE AND SALE

        2.1 PURCHASE AND SALE. Subject to the conditions and on the terms contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Real Property by the Deed, the Leases and Service Contracts by assignment, and the Personal Property by the Bill of Sale.

                                 ARTICLE III

                                PURCHASE PRICE

        3.1 PURCHASE PRICE. The purchase price shall be TEN MILLION ONE HUNDRED TWENTY FIVE THOUSAND AND NO/100 ($10,125,000.00) DOLLARS payable as hereinafter provided. Purchaser agrees to pay to Seller, and Seller agrees to accept payment of the Purchase Price as follows:


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                (a) The Deposit shall be applied against the Purchase Price at Closing.

                (b) Purchaser shall pay to Seller at Closing the balance of the Purchase Price, plus or minus adjustments and prorations as hereinafter provided, by certified, cashier's or escrowee check or bank wire transfer of collected federal funds, as Seller requests.

                                  ARTICLE IV

                               CLOSING MATTERS

        4.1 SURVEY. No later than ten (10) days following the date hereof, Seller shall deliver the Survey to Purchaser, at Seller's sole cost and expense. The Survey shall be dated not more than thirty (30) days prior to date of delivery, shall show no encroachments by or from the Real Property onto any adjacent property and no violation of or encroachments upon any recorded building lines, restrictions, zoning set-backs, or easements affecting the Real Property. If the Survey discloses any such unpermitted encroachment or violation or any exceptions to title or matters indicating possible rights of third parties other than the Permitted Title Exceptions and the same are not acceptable to Purchaser, or if Purchaser desires to have the surveyor's certification revised in a reasonable manner, then, within five (5) days from Purchaser's receipt of the Survey, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said five (5) day period, the Survey will be conclusively deemed to be approved by Purchaser. If, within said five
(5) day period Purchaser notifies Seller that the Survey does not comply with the terms of this Agreement (which notification must specify in what respects the Survey does not so comply), Seller shall have ten (10) days from the date of delivery of Purchaser's notice to have the Title Insurer issue its endorsements insuring against damage caused by such encroachments, violations or unpermitted exceptions and provide evidence thereof to Purchaser, or to have the surveyor's certification revised, as applicable, and if Seller fails to do so, and provide evidence thereof to Purchaser, within said ten (10) day period, Purchaser may elect within ten (10) days after the expiration of Seller's ten
(10) day cure period, to (i) terminate this Agreement and thereafter there shall be no further liability of either party hereunder (in which event the Deposit shall promptly be returned to Purchaser) or (ii) accept the Real Property subject to such encroachments, violations and unpermitted exceptions or the unrevised surveyor's certification, as applicable, without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this Section 4.1.

        4.2 TITLE. No later than ten (10) days following the date hereof, Seller shall deliver the Title Commitment to Purchaser, at Seller's sole cost and expense. If the Title Commitment discloses exceptions to title other than the Permitted Title Exceptions ("Unpermitted Title Exceptions") and such Unpermitted Title Exceptions are not acceptable to Purchaser, then, within five
(5) days from Purchaser's receipt of the Title Commitment, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said five (5) day period, the Unpermitted Title Exceptions will be conclusively deemed to be approved by Purchaser. If, within said five (5) day

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period, Purchaser shall notify Seller that all or certain of the Unpermitted
Title Exceptions are not acceptable to Purchaser (which notification must specify which Unpermitted Title Exceptions are so unacceptable), Seller shall have ten (10) days from the date of Purchaser's notice to have such exceptions removed from the Title Commitment or cause the Title Insurer to insure Purchaser against same and provide evidence thereof to Purchaser, and if Seller fails to have such exceptions removed, or insured over, Purchaser may elect, within ten (10) days after the expiration of Seller's ten (10) day cure period to (i) terminate this Agreement without liability on the part of any party thereafter (in which event the Deposit shall be promptly returned to Purchaser), or (ii) accept title subject to such Unpermitted Title Exceptions without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this
Section 4.2. On the Closing Date, at the expense of Seller as set forth in
Section 4.3(c) hereof, Seller shall cause the Title Insurer to issue an owner's title insurance policy or prepaid commitment therefor pursuant to and in accordance with the Title Commitment insuring fee simple title to the Real Property in Purchaser or its designee as of the Closing Date, subject only to the Permitted Title Exceptions and such other exceptions as Purchaser may approve. If Seller is unable to cause the Title Insurer to issue any of the Endorsements and Purchaser refuses to waive the requirement therefor, then this Agreement shall become null and void and of no further force or effect, and the Deposit will be returned to Purchaser. Additionally, Seller will have no obligation to obtain any of the Endorsements if the Title Insurer charges other than standard rates for the coverage or if the Title Insurer requires security or an indemnity from Seller in order to issue any of the Endorsements

        If Purchaser shall make objection to the Survey (as described in Section 4.1) or the Title Commitment (as described in this Section 4.2) and the Closing Date was to occur prior to the time each party was able to exercise its rights under Section 4.1 or Section 4.2, as applicable, then the Closing Date will be extended to a date which is three (3) business days subsequent to the latest date for notice, objection and remedy permitted by either Section 4.1 or 4.2, as applicable.

        4.3     POSSESSION, PRORATIONS AND EXPENSES, AND NEW LEASES.

                (a) Sole and exclusive possession of the Property, subject only to the rights of the tenants under the Leases, shall be delivered to Purchaser on the Closing Date. Any vacant space will be placed into Rent Ready Condition which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully-fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition

                (b) If the balance of the Purchase Price is deposited in immediately available funds with the Title Insurer by 12:00 noon on the Closing Date, as required by Section 4.5(d) hereof, all prorations will be computed as of the end of the day immediately prior to the Closing Date ("Proration Date"). If Purchaser fails to deposit the balance of the Purchase Price by 12:00 noon on the Closing Date, as aforesaid, and if Seller does not terminate this Contract for such



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

default of Purchaser and the Closing occurs, the Proration Date shall be concurrent with the Closing Date and all prorations will be calculated as of the end of the day on the Closing Date.

                (c) Fixed Rent, Percentage Rent and tenant common area maintenance and other expense contributions to be made by tenants shall be prorated as follows:

                        (i) Fixed Rent - prepaid Fixed Rent will be prorated as of the Proration Date. All other Fixed Rent which is delinquent on the Proration Date will not be prorated. All such arrearages of Fixed Rent unpaid on the Proration Date will remain the sole and exclusive property of Seller after Closing, provided, however, if, after Closing, Seller shall receive any such delinquent Fixed Rent, Seller will remit to Purchaser that portion of such delinquent Fixed Rent that is attributable to the period after the Proration Date, if any. Seller shall retain all right, title, power and authority to enforce payment thereof after Closing, except that Seller will not have the right to terminate the Lease of a delinquent tenant after Closing due to such delinquency. If, after Closing, Purchaser or its designee shall receive any delinquent Fixed Rents (this provision shall not relate to percentage rents) Purchaser may first apply such payments to rent delinquencies which relate to any period after the Proration Date, and Purchaser agrees, on its behalf and on behalf of its designee, to immediately remit the balance to Seller.

                        (ii) Percentage Rent - Percentage Rent which is due but unpaid at Closing and accrued Percentage Rent not yet payable at Closing will not be prorated. If, after Closing, however, Purchaser receives any payment of percentage rent which relates in any part to sales made prior to the Proration Date, Purchaser shall immediately remit Seller's share thereof to Seller and may not apply any portion of such percentage rent to any post Proration Date rent delinquencies whether delinquent Fixed Rent or tenants' delinquent obligations to pay their prorata share of taxes or "Expenses" (as hereinafter defined).

                        (iii) Tenant CAM and Other Expense Contributions. For purposes hereof, the term "Expenses" shall mean all common area maintenance costs and other operating expenses of the Property, excluding real estate taxes and other items expressly covered in other provisions of this Section 4.3. All payments by the tenant to the landlord under the Leases for Expenses ("Tenant Expense Contributions") shall be prorated between Seller and Purchaser as follows:

                                (aa)    Seller and Purchaser shall each be
                entitled to receive and retain a percentage of the total Tenant Expense Contributions paid by the tenants in the calendar year of Closing (the "Applicable Year") equal to the percentage of the actual Expenses for the Applicable Year paid by said party. As an example, if the total Expenses for the year of Closing (i.e., 1996) are $200,000, of which Seller pays $150,000 and Purchaser pays $50,000, and the total Tenant Expense Contributions for such year are $160,000, then Seller shall be entitled to $120,000 (75% of $160,000) of said Tenant Expense Contributions and Purchaser shall be entitled to $40,000 (25% of $160,000) thereof.

                        (bb) At Closing, Seller shall give Purchaser a credit for a prorated portion of the Tenant Expense Contributions paid in advance for the month of Closing determined by multiplying the total such Tenant Expense Contributions paid for such month by a fraction, the numerator of which is the number of days from and including the date of Closing to and including the last day of such month and the denominator of which is the total number of days in such month.

                        (cc) At the time of final calculation from the tenants of the Tenant Expense Contributions for the Applicable Year, whether in the nature of year-end reconciliations or payments in arrears, Seller and Purchaser shall reprorate said Tenant Expense Contributions based on the total amount thereof and the total actual Expenses as contemplated under Paragraph (aa) above. If, as a result of said reproration, the parties determine that either Seller or Purchaser received from the tenants (as adjusted for the proration made at Closing pursuant to Paragraph (bb) above) an amount of Tenant Expense Contributions in excess of the amount to which such party is entitled pursuant to Paragraph (aa) above, such party shall pay such excess to the other party within fifteen (15) days after the reproration is determined. In connection with the foregoing, Purchaser and Seller agree to cooperate with each other concerning the calculation of the reproration, including, without limitation, the delivery by each party to the other of true and correct information concerning the actual Expenses paid and the Tenant Expense Contributions collected by said party, and Purchaser agrees to use its good faith efforts in collecting Tenant Expense Contributions after Closing, including the prompt preparation and delivery to the tenants of all required year-end reconciliation statements. Seller shall deliver to Purchaser at Closing information concerning the Expenses paid and Tenant Expense Contributions collected by Seller prior to the Closing to the extent reasonably available to Seller at that time.

                        (dd) The foregoing terms of this Section 4.3(c)(iii) to the contrary notwithstanding, the parties hereto agree that they will make best efforts to effectuate a final reproration of Tenant Expense Contributions within twenty (20) days after Closing. If they are unable to so agree, then the reprorations obligation set forth in subparagraph (cc) above will be complied with.

        In addition, security deposits, general and special real estate and other ad valorem taxes and assessments and other state or city taxes, fees, charges and assessments affecting the Property, prepaid expenses, utility charges and deposits, if any, and all other customarily proratable items shall be prorated as of the Proration Date on the basis of the most recent ascertainable amounts of or other reliable information in respect to each such item of income and expense and the net credit to Purchaser or Seller shall be paid in cash or as a credit or debit against the Purchase Price. In no event shall Seller be charged or responsible for any increase in real estate taxes on the Property resulting from any improvements made to the Property after the Proration Date. In the event that any Lease requires the tenant thereunder to pay any portion of the real estate taxes (upon presentment of the actual tax bill) the credit in favor of Purchaser for accrued real estate and other


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


ad valorem taxes ("Purchaser's Tax Credit") will be reduced by an amount equal to the aggregate of all such tenants' obligations to pay any portion of Purchaser's Tax Credit under all such Leases. If any general or special assessment (as contrasted to ad valorem taxes) is payable in installments, only the current installment will be prorated and all subsequent installments will be the obligation of Purchaser. Real estate taxes will be reprorated (and such reproration will be a final reproration) within thirty (30) days after Closing, but in any event not later than December 18, 1996 ("Reproration Date") as follows:

        (i) if the assessment for 1996 has been promulgated by the Assessor for Kane County, Illinois by the Reproration Date, then the amount of such assessment for 1996, as well as the equalization factor and tax rate for the 1995 real estate taxes will be used in calculating such reproration; or

        (ii) if the assessment for 1996 is not available by the Reproration Date, then the real estate taxes will be reprorated based upon 120% of the real estate tax bill for 1995

                In either of the foregoing instances Seller, at the time of reproration, will be entitled to a credit equal to the aggregate of all tenants' obligations to pay any portion of such reprorated amount of real estate taxes under the provisions of the Leases.

                (d) Seller shall pay all title charges required to fulfill the obligations under Section 4.2, one-half (1/2) of the escrow charges, all survey charges, and the cost of the State and County Transfer Tax on the Deed. Purchaser shall pay for one-half (1/2) of the escrow charges, the charges to record the Deed and the cost of the municipalities' Transfer Tax on the Deed. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

                (e)     (i)     Seller, until the earlier of the Closing Date
or termination of this Agreement, shall not enter into any new Leases
("New Leases") without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. Purchaser will not be deemed to have unreasonably withheld its consent to a proposed New Lease if the terms thereof do not meet the Criterion for New Leases described on Exhibit H attached hereto.

                        (ii) In the event Seller enters into a New Lease after the date of this Agreement, and such New Lease requires improvements or the payment of brokerage commissions (collectively the "New Leasing Costs") at the expense of Seller, as landlord, Purchaser by approving the execution of the New Lease shall, at Closing, assume the obligation to pay for all unpaid New Leasing Costs. Any New Leasing Costs paid by Seller prior to Closing, will be reimbursed to Seller by Purchaser at Closing.

                        (iii) Failure of the Purchaser to consent or express its objections with specificity in writing within three (3) business days after a written request for such consent to the execution of a New Lease by Seller, shall be deemed to constitute consent.

                        (iv) Purchaser at Closing will indemnify and forever defend and hold Seller, its partners, agents, and employees harmless from any loss, liability, suit, action, judgment or claim as a result of Purchaser's non-payment of any New Leasing Costs assumed by Purchaser at Closing.

        4.4 ESCROW. Concurrently herewith, the parties, through their respective attorneys, shall establish a Strict Joint Order Escrow in the form customarily used by Title Insurer under which the Deposit will be held. If Purchaser shall not give the Notice to Cancel, then not later than seven (7) days prior to the Closing Date, but subject in any event to Section 4.5(g), the Strict Joint Order Escrow will be terminated, and a new escrow will be created by the parties through their respective attorneys with the Title Insurer at Title Insurer's office in Chicago, Illinois through which the Deposit will be held and invested and the transaction shall be Closed. The escrow instructions shall be in the form customarily used by the escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said escrow shall be auxiliary to this Agreement and this Agreement shall not be merged into nor in any manner superseded by said escrow.

        4.5     CLOSING.


                (a) The Closing of the transaction contemplated hereby shall commence at 10:00 a.m. (CST) on the Closing Date at the offices of the Title Insurer in Chicago, Illinois or on such other date, time and place as the parties may mutually agree.

                (b) Not later than the Proration Date, Seller shall deposit in the escrow the following:

                        (i)     The Deed;


                        (ii) An assignment of all of Seller's right, title and interest in and under the Leases and Service Contracts;

                        (iii)   The Bill of Sale;

                        (iv)    Originals of the Leases and Service Contracts;

                        (v) Letters to tenants under the Leases advising that the Property has been sold to Purchaser and directing payment of rental under the Leases in accordance with the directions of Purchaser;

                        (vi) An ALTA statement in form required by the Title Insurer;

                        (vii)   An executed FIRPTA Affidavit in customary form;



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



                        (viii)  Estoppel Letters in the form prescribed
                                in the Lease or if no form is prescribed in the Lease then substantially in the form of Exhibit F attached hereto from T. J. Maxx, Pier One, Famous Footwear, Michael's,
                                Cosmetic Center and from such other tenants under the Leases which, when added to the gross leasable area in the Improvements occupied by the foregoing five named tenants, aggregate not less than 80% of the total occupied gross leasable area in the Improvements. If Seller is unable to procure such Estoppel Letters by the Proration Date such failure shall not constitute a default by Seller hereunder and Purchaser's sole rights hereunder (unless Seller shall have elected to postpone the Closing Date pursuant to the following sentence) will be to terminate this Agreement and obtain a return of the Deposit or to waive this condition and Close this Agreement without diminution of the Purchase Price or any liability to Seller. Seller may elect by written notice to Purchaser given not later than two (2) days prior to the Closing Date, to postpone the Closing Date (and thereby extend the Proration Date) by up to thirty (30) days, in order to attempt to obtain the minimum required Estoppel Letters from said tenants. If by the extended Proration Date Seller is not able to fulfill this condition, Purchaser shall have the right to select either of the two foregoing elections.

                        (ix)    Such other documents, instruments,
                                certifications and confirmations as may
                                be reasonably required to fully effect and consummate the transaction contemplated hereby.

                (c) Not later than the Proration Date, Purchaser shall deposit in the escrow the following:

                        (i) An ALTA statement in form required by the Title Insurer;

                        (ii) An assumption of the Leases (including the obligation to return or apply the tenants' security deposits under the Leases, but only to the extent that Purchaser has received a proration credit at Closing from Seller for said tenant security deposit or unapplied portion thereof) and Service Contracts; and

                        (iii)   Such other documents, instruments,
                                certifications and confirmations as may
                                be reasonably required and to fully effect and consummate the transaction contemplated hereby.

                (d) No later than 12:00 noon (EST) on the Closing Date, Purchaser shall deposit the balance of the Purchase Price as provided in
Section 3.1(b) with the Title Insurer.

                (e) Not later than the Proration Date, Seller and Purchaser shall jointly deposit in the escrow an agreed proration statement and certificates complying with the provisions of state, county and local law applicable to the determination of documentary and transfer taxes.

                (f) All documents or other deliveries required to be made by Purchaser or Seller on or prior to the Proration Date and all deposits and transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

                (g) At the request of either party, the transaction shall be closed by means of a so-called "New York Style Closing," with the concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Section 4.2 and the payment of the Purchase Price. The Seller shall provide and pay for any necessary undertaking (the "Gap Undertaking") to the Title Insurer and the charges of the Title Insurer for such New York Style Closing shall be paid equally by the parties hereto.

                (h) In any event, whether the Closing occurs through escrow or by way of a New York style closing, the parties and their respective attorneys shall meet with the Title Insurer on or before the Proration Date
(as they shall mutually agree) to make their respective deposits (except for the balance of the Purchase Price which will be deposited by Purchaser on the Closing Date, as aforesaid) and approve the proration statement, all as described in this Section 4.5, to enable the Closing to occur in a prompt fashion on the Closing Date.

                                   ARTICLE V

                                   BROKERAGE

        5.1 BROKERAGE. Seller hereby represents and warrants to Purchaser that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby except for Richard Ellis, L.L.C. ("Brokers") whose commission shall be paid by Seller at Closing; and Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by Brokers or any other person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby except for the Brokers and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than the Brokers claiming to have been engaged by Purchaser.

                                  ARTICLE VI

                      DESTRUCTION, DAMAGE OR CONDEMNATION

        6.1 DESTRUCTION OR DAMAGE. In the event that prior to the Closing Date any portion of the Improvements shall be damaged or destroyed by fire or other casualty, Seller shall immediately give Purchaser notice of such occurrence. If the amount of damage caused by such fire or casualty shall exceed $350,000.00 (as determined by an insurance adjuster selected by Seller) Purchaser may, within fifteen (15) days after receipt of such notice, elect to
(a) terminate this Agreement, in which event the Deposit shall be returned promptly to Purchaser, all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (b) Close the transaction contemplated hereby as scheduled (except that if the Closing Date is less than fifteen (15) days following Purchaser's receipt of such notice, Closing shall be delayed until after Purchaser makes such election), and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible under such policy. Failure to give such notice within such time shall be conclusive evidence that Purchaser has elected the option contained in subsection (b) of this Section 6.1.

        In the event that the amount of damage caused by such fire or casualty is less than $350,000.00 (as determined by an insurance adjuster selected by Seller), Purchaser may not elect to terminate this Agreement and shall Close the transaction contemplated hereby as scheduled, and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible under such policy.

        6.2 CONDEMNATION. If, subsequent to the date hereof and prior to the Closing Date, any proceeding, which shall relate to the proposed taking of any "material" portion of the Real Property or Improvements by condemnation or eminent domain or any action in the nature of eminent domain, is instituted or commenced, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within fifteen (15) days after actual receipt of written notification of any such occurrence. Failure to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence of which it has received notice. If any such action is instituted or commenced, and Purchaser elects or is deemed to elect not to terminate this Agreement, at Closing, Purchaser shall be assigned all Seller's right to any proceeds therefrom. Seller agrees to furnish Purchaser written notification with respect to any such proceedings within forty-eight hours of Seller's receipt of any such notification or learning of the institution of such proceedings. Should Purchaser elect to so terminate this Agreement, the Deposit shall be returned promptly to Purchaser and thereupon the parties hereto shall be released from any and all further obligations hereunder. If the Closing Date is less than fifteen (15) days following the last day on which Purchaser is entitled to elect to terminate this Agreement, the closing shall be delayed until after Purchaser makes such election.

        The term "material" for purposes of this Section 6.2 shall mean any taking of any portion of the Improvements or any taking of more than ten (10%) percent of the land area of the Real Estate.

        6.3     CASUALTY AND RENT LOSS INSURANCE. If, under the terms of
Section 6.1, Seller is obligated at Closing, to assign to Purchaser all rights under Seller's insurance policy to collect insurance proceeds for the repair of any pre-Closing destruction or damage, Seller shall, at Closing, make Purchaser a loss payee under such insurance policy in order to effectuate such assignment obligation of Seller and in addition shall make Purchaser a loss payee for any Loss of Rents insurance coverage relating to any rental loss arising from said destruction or damage, but relating solely to the period commencing on the Proration Date and thereafter while such coverage may be in effect and the rent is abated under any of the Leases as a result of such destruction or damage.

        In the event Seller is obligated to make Purchaser a loss payee for any Loss of Rents insurance coverage pursuant to the preceding paragraph and Seller's insurance to cover such Loss of Rents for a period of twelve (12) months from the date of any fire or casualty is not in effect at the time of Closing, Purchaser, at its election (to be exercised at or prior to Closing by written notice to Seller) may terminate this Agreement, obtain a return of its Deposit and thereupon the parties hereto shall be released from any and all further obligations hereunder.

                                  ARTICLE VII

                    COVENANTS, REPRESENTATIONS, WARRANTIES

        7.1     AFFIRMATIVE COVENANTS OF SELLER.

                (a) Seller, at Seller's sole cost and expense, shall until the earlier of, the Closing Date or termination of this Agreement, keep and perform or cause to be performed in all material respects: (i) all obligations of the lessor under the Leases, and (ii) all obligations of Seller under the Legal Requirements if Seller's failure to perform any of such Legal Requirements would adversely affect Seller's ability to consummate this Agreement.

                (b) From the date of Seller's acceptance hereof to the earlier of, the Closing Date or termination of this Agreement, Seller shall not do, suffer or permit or agree to do any of the following:

                        (i) Enter into any transaction in respect to or affecting the Property out of the ordinary course of business;


                        (ii) Except for Seller's execution of new Leases, as provided in Section 4.3(e), sell, encumber, or grant any interest in the Property in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in the Property, or which will prevent Seller's full performance of its obligations hereunder.

        (c) From the date of Seller's acceptance hereof to the earlier of the Closing Date or termination of this Agreement, upon reasonable advance notice from Purchaser (which notice shall be not less than one business day in advance and shall be two (2) business days in advance if Purchaser desires to inspect any occupied portions of the Improvements) Seller shall permit representatives, accountants, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser (collectively "Permittees") access to and entry upon the Property to examine, inspect, measure and test the Property and access to the office of Seller to review Seller's books and records relating to the operation thereof. Seller shall have the right to require that a representative of Seller may accompany any or all of the Permittees.

        If Purchaser desires to conduct any environmental sampling or testing at the Property (other than a customary Phase 1 Environmental Report which involves no intrusive testing or sampling), Purchaser shall first provide Seller with the proposed study plan therefor ("Plan"). The Plan is subject to the approval of Seller and no environmental sampling or testing shall be performed until the Plan therefor has been approved by Seller. Purchaser agrees that Seller may have a representative present at any inspection, sampling or testing, including, but not limited to, an environmental engineer or consultant designated by Seller (in connection with any environmental sampling or testing conducted by Purchaser in accordance with this Section 7(c). At Seller's request, any sampling or testing by Purchaser's environmental consultant shall be conducted in a manner so as to provide "split" samples or data to Seller's environmental consultant.

        Purchaser does hereby indemnify and forever defend and hold Seller, its partners, agents, and employees harmless from any loss, liability, suit, action judgment, or claim (including, without limitation, any mechanics' liens which may be filed against the Property) which any of the indemnified parties may suffer or sustain as a result of the exercise by Purchaser of its rights (and that of its Permittees) to enter upon the Property or the office of Seller pursuant to this Section 7.1(c). Prior to any such entry, Purchaser (or its Permittees) will deliver to Seller a certificate of Commercial General Liability insurance naming Seller and its partners as additional insured thereunder in coverage amounts of not less than $1,000,000.00 per occurrence. If the Closing does not occur for any reason, Purchaser will restore (or cause to be restored), the Property to its former condition to the extent Purchaser or its Permittees have altered or damaged the Property in any manner.

        (d) Seller shall notify Purchaser promptly if Seller becomes aware of any transactions or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 7.2 hereof not true in any material respect.

        (e) Any vacant rentable space in the Real Property will be placed into Rent Ready Condition which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully-fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition.

                (f) Seller agrees to cooperate with Purchaser's accountants
(at no cost or expense to Seller) relative to the performance by said accountants of an audit of Seller's books and records relating to the Property. If Purchaser's auditors shall request Seller to execute a representation letter addressed to the auditors and Seller and the auditors cannot agree on the content thereof, Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to Seller whereupon Purchaser shall obtain a return of the Deposit and Seller shall reimburse Purchaser for the actual costs of Purchaser's appraisal and environmental study to a maximum amount of $8,500.00 and this Agreement shall become null and void and of no further force or effect.

        7.2 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Purchaser on and as of the date hereof and on and as of the Closing Date (except as set forth in any written communication from Seller to Purchaser given on or prior to the Closing Date and setting forth any changes in such representations or warranties) as follows:

                (a) Seller owns fee simple title to the Real Property.

                (b) Exhibit D hereto attached contains a list of all Leases presently in existence and lists all modifications or amendments to the Leases known to Seller. The interest of Seller in the Leases and Service Agreements is free and clear of all liens and encumbrances and has not been assigned to any other person.

                (c) Except for Seller and tenants under the Leases, to Seller's actual knowledge, there are no persons in possession or occupancy of the Real Property or Improvements or any part hereof, nor are there any persons who have possessory rights in respect to the Real Property or Improvements or any part thereof. Except as may be set forth in the Leases, there are no rights of first refusal to purchase or options to purchase the Property in favor of any tenant under the Leases.

                (d) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. This Agreement and all documents to be executed pursuant hereto by Seller are, and shall be, binding upon Seller.

                (e) To Seller's actual knowledge, there are no causes of action or other litigation pending in respect to the ownership of the Property or any part thereof or the ownership, enforcement or validity of the Leases except matters covered by insurance and except for any matters listed on Exhibit G hereto attached.
                                     -15-

                (f) To Seller's actual knowledge, there are no existing condemnation proceedings of any part of the Real Property, and Seller has not received written notice from a condemning authority of its intent to condemn any portion of the Real Property.

                (g) To Seller's actual knowledge, Seller has not received written notice from any Governmental Authority that: the Property is in violation of any Legal Requirements which have not previously been corrected; or, any special assessment lien has been, or will be, spread of record.

                (h) To Seller's actual knowledge, the Financial Statements provided by Seller to Purchaser entitled (i) "Springhill Fashion Corner-Phase I Historical Operating Results" and covering calendar years 1993, 1994 and 1995, and (ii) "Operating Expenses through July 1996", are each true, accurate and complete in all material respects.

        For purposes of this Agreement, the expression "Seller's actual knowledge" shall mean the actual knowledge of Neil Davidson, the property manager of the Property, and Julie Walner, the portfolio manager (collectively the "Managers") and no knowledge of any employee, agent, or independent contractor of Seller or Managers shall be imputed to the Managers, nor shall the Managers be bound to, or obligated to, make or cause to be made any independent inquiry or investigation relating to the subject matter of any representation or warranty made to "Seller's actual knowledge."

        7.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to execute, deliver and perform this Agreement, Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

                (a) All representations and warranties of Purchaser appearing in other Sections of this Agreement are true and correct.

                (b) Purchaser has full capacity, right, power and authority to execute and deliver this Agreement. At Closing, Purchaser's designee, if any, will have full capacity, right, power, and authority to perform this Agreement and all documents to be executed by Purchaser pursuant hereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon Purchaser in accordance with their respective terms.

                (c) Purchaser certifies and warrants to Seller that the purchase of the Property by Purchaser or its designee will not result in a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, Section 4975 of the Internal Revenue Code of 1986, or any similar state law applicable to governmental plans. Purchaser shall indemnify and hold Seller harmless from all loss (including reasonable attorneys' fees and costs) arising out of a breach of the foregoing certification and warranty. The terms of this Section 7.3(c) shall survive the Closing.

        7.4 COVENANTS OF PURCHASER.

                (a) Purchaser shall notify Seller promptly if Purchaser becomes aware of any transactions or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in this Agreement untrue in any material respect.

                Purchaser's failure to so notify Seller shall constitute a waiver by Purchaser of any liability of Seller to Purchaser or its designee arising from the untruth of any such representations or warranties of Seller known to Purchaser prior to Closing, it being agreed by the parties hereto that such representations and warranties known by Purchaser to be untrue at or prior to Closing, shall not survive Closing.

                (b) Purchaser acknowledges and agrees that the sale of the Property is made on an "AS IS, WHERE-IS WITH ALL FAULTS" basis and, except as specifically set forth in Section 7.2, without representations or warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty made by the Brokers or any representation or warranty concerning zoning, financial, environmental, or physical condition of the Property, or any income, expenses, charges, liens, encumbrances, rights, claims on or affecting or pertaining to the Property. Purchaser acknowledges that if it elects to purchase the Property, it will be doing so predicated upon its own independent investigations, the investigations of its Permittees and the representations and warranties of the Sellers expressly made herein or in any other document executed and delivered by Seller to Purchaser at Closing as described in Section 4.5(b). Purchaser hereby waives any and all claims which may currently exist or which may arise in the future, by contract, common law or statute currently in effect, as amended or subsequently enacted, and which relate to the Property or environmental conditions on, under, or near the Property and are not the direct result of a default of this Agreement by Seller, in which latter event Purchaser's remedies shall be limited for any such default prior to Closing to the provisions of Section 8.1(b) and for any default discovered after Closing to the provisions of Section 10.3.

                (c) Purchaser acknowledges and agrees that except as provided in Section 4.3(d), nothing in this Agreement shall be deemed to preclude or prohibit Seller from operating, managing, leasing (including terminating any Lease for breach by the tenant) and repairing the Property in the same manner as the same was operated, managed, leased, and repaired prior to execution hereof. Seller will not voluntarily terminate any of the Leases prior to their expiration date without Purchaser's written approval which will not be unreasonably withheld or unduly delayed.

                (d) Purchaser agrees that it will not attempt to contact any of the tenants of the Property (whether by telephone, correspondence, or in person) until such time, if ever, as the Inspection Period shall have expired and Purchaser has not given Seller a Notice to Cancel. Thereafter, Purchaser may contact any of the tenants so long as it shall first notify Seller and give Seller the opportunity to review any written communication with any of the tenants or to be present at any personal meeting with the tenants, as applicable.

                                 ARTICLE VIII

                DEFAULT, CONDITIONS PRECEDENT AND TERMINATION

        8.1     CONDITIONS TO PURCHASER'S OBLIGATIONS AND DEFAULT BY SELLER.

                (a) The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, subject to Purchaser's review and approval of: the Leases, Service Contracts, the environmental and structural condition of the Property, the Title Commitment, and such market research, inspection of the Property, determinations as to the Property's compliance with the Legal Requirements and review of financial statements relating to the Property, as Purchaser deems necessary to make its final determination to acquire the Property. Purchaser shall have until 5:00 p.m.
(CST) October 18, 1996 ("Inspection Period") within which to make such reviews and approve the same. If, by the conclusion of the Inspection Period, Purchaser has not given Seller written notice ("Notice to Cancel") that it intends to cancel this Agreement it will be conclusively presumed that Purchaser has approved the matters described in this paragraph 8.l(a) and has determined to acquire the Property. Purchaser will then have a period of seven (7) days after the expiration of the Inspection Period within which to obtain the approval by its Board of Directors of the acquisition of the Property pursuant to the terms hereof. If on or before the conclusion of the Inspection Period Purchaser has given the Notice To Cancel, or if it has not given the Notice to Cancel but notifies Seller within seven (7) days after the expiration of the Inspection Period that it did not obtain Board of Directors' approval, the Deposit will be paid to Purchaser and this Agreement will be terminated and become null and void except for Purchaser's obligations under paragraph 7.1(c) which will survive such termination.

        If Purchaser shall not have given a Notice to Cancel within the time aforesaid, the Deposit shall be non-refundable except as set forth in Sections 8.1(b), 6.1 and 6.2.

                (b) The obligation of Purchaser to Close the transaction contemplated hereby is, at Purchaser's option, further subject to all material representations and warranties of Seller contained in this Agreement being true and correct in every material respect at and as of the Closing Date and all material obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed. If the condition precedents to Purchaser's obligation to Close as described in Sections 4.1, 4.2, and 4.5(b)(viii) have not occurred on or prior to the times required therein (subject to Seller's extension rights under Section 4.5(b)(viii)). Purchaser shall have only the following options to be exercised by written notice to Seller prior to the Closing Date: (i) to terminate this Agreement, obtain a return of the Deposit and thereafter this Agreement shall be null and void, or (ii) to waive such conditions and Close this Agreement on the Closing Date without diminution of the Purchase Price. If Seller shall be in default of its obligation under this Agreement (in contrast to Seller's inability to perform any of the conditions precedent described above and elsewhere in this Agreement which shall not constitute a default), Purchaser shall have only the following options as its sole and exclusive remedy for said default to be exercised by written notice to Seller on or prior to Closing Date: (aa) to terminate this Agreement and obtain a return of the Deposit, whereupon this Agreement shall become null and void and of no further force or effect, except that if the default of Seller shall be of such a nature as to be willful and wanton in conduct, then Purchaser also shall be entitled to receive from Seller the sum of $75,000 as and for full, final and agreed upon liquidated damages (the parties hereto hereby acknowledge that the amount of such damages are otherwise incapable of ascertainment) or (bb) to obtain a return of the Deposit and seek specific performance of this Agreement. If Purchaser does not file suit for Specific Performance within six (6) months of Seller's alleged default, it will be conclusively presumed that Purchaser has elected the option set forth in
Section 8.1(b)(aa). Purchaser's failure to give such written notice on or prior to the time described above, shall be conclusive evidence that all such conditions precedent to Purchaser's obligations to Close have been satisfied. If this Agreement is terminated pursuant to this Section 8.1(b), the Deposit shall promptly be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. The rights and remedies granted to the Purchaser in this Section 8.1(b) are the sole rights and remedies available to the Purchaser in the event of Seller's default of its obligations under this Agreement and Purchaser hereby waives any other rights it may have at law (including claims for any tortious conduct it may allege against Seller) or in equity.

        8.2 CONDITIONS TO SELLER'S OBLIGATIONS AND DEFAULT BY PURCHASER. The obligation of Seller to Close the transaction contemplated hereby is, at Seller's option, conditioned upon Purchaser's representations and warranties contained in this Agreement being true and correct in every material respect at and as of the Closing Date, and upon fulfillment by Purchaser of all obligations of Purchaser which were to have been performed on or before the Closing Date having been timely and duly performed. If any condition precedent to Closing of Seller as set forth in this Section 8.2 has not been fulfilled and satisfied on or before the Closing Date, Seller may, by notice to Purchaser, elect at any time thereafter to terminate this Agreement, and if such termination is due to Purchaser's fault, Seller shall be entitled to retain the Deposit as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights which Seller may have hereunder, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. Upon such termination and retention of the Deposit by Seller, except as set forth in the last sentence of the first grammatical paragraph of Section 10.3 hereof, this Agreement shall become null and void and of no further force or effect.

                                   ARTICLE IX

                                    NOTICES

        9.1 NOTICES. Any notice, request, demand, instrument or other document to be given or served hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight express courier, or by facsimile transmission and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mails, if mailed, or upon receipt if deposited with an overnight express courier or sent by facsimile transmission. A party may change its address or facsimile transmission number for receipt of notices by service of a notice of such change in accordance herewith.


        If to Seller:

              c/o JMB Realty Corporation
              900 North Michigan Avenue
              Chicago, Illinois 60611-1575
              Attention: Julie Walner
              Facsimile Number: (312) 915-2310

        with copies to:

              Richard Ellis, L.L.C.
              Attention: Stanley Warnick
              Three First National Plaza
              Chicago, Illinois 60602
              Facsimile Number: (312) 899-0923

        and to:

              Robert W. Newman, Esq.
              Wildman, Harrold, Allen & Dixon
              225 West Wacker Drive
              Chicago, Illinois 60606-1229
              Facsimile Number: (312) 201-2555

        If to Purchaser:

              Inland Real Estate Corporation
              2901 Butterfield Road
              Oak Brook, Illinois 60521
              Attention: Robert D. Parks, President
              Facsimile Number: (630) 218-4935

        with a copy to:

              The Inland Group, Inc.
              2901 Butterfield Road
              Oak Brook, Illinois 60521
              Attention: Sam Orticelli, Esq.
              Facsimile Number: (630) 218-4900

                                  ARTICLE X

                              ADDITIONAL COVENANTS

        10.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

        10.2 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transaction contemplated hereby.

        10.3 SURVIVAL AND BENEFIT. Only those agreements, covenants, indemnifications, and obligations of the parties hereunder set forth in Sections 4.3(b), 5.l, 7.l(c), 7.l(d), 7.4(b), and the representations and warranties of Purchaser set forth in Section 7.3 shall survive the Closing and inure to the benefit of and be binding upon the respective successors and assigns of the parties. The indemnifications set forth in Sections 5.l and 7.l(c) shall survive termination of this Agreement prior to Closing.

        Subject to the provisions of the second paragraph of Section 7.4(a):
(i) the representations and warranties of Seller, as contained in this Agreement shall survive the Closing only as hereinafter set forth and (ii) any liability of Seller to Purchaser based upon any inaccuracy of Seller's representations and warranties contained in this Agreement shall expire without notice from or to any party hereto (including Purchaser's designee) unless:

                (a) Purchaser (or its designee) shall give written notice to Seller within three (3) months after the Closing Date that any of such representations and warranties were inaccurate in any material respect, specifying in detail the nature of any such inaccuracy and certifying to Seller that Purchaser and its designee and Permittees were not aware of such inaccuracy at the time of the Closing; and

                (b) Purchaser (or its designee) shall commence legal proceedings against Seller for damages suffered as a result of the inaccuracy specified in such notice given to Seller (pursuant to (a) above) within six (6) months after the Closing Date.

        Notwithstanding anything herein to the contrary, and subject to the provisions of Section 10.7 hereof, the maximum amount of liability of Seller for any agreements, indemnification, obligations, representations, and warranties which shall survive the Closing shall be $400,000.00, including any costs of litigation which Purchaser or its designee may incur to enforce such post-closing obligations or liabilities of Seller.

        10.4 NO THIRD PARTY BENEFITS. This Agreement may not be assigned by Purchaser. However, not earlier than two (2) days prior to the Proration Date, Purchaser may nominate in writing a land trust as to which Purchaser is the sole beneficiary to accept title to the Property. Such nomination by Purchaser will not absolve or release Purchaser from liability under this Agreement whether prior to or subsequent to Closing. This Agreement is for the sole and exclusive benefit of the parties hereto and the designee of Purchaser and no third party is intended to or shall have any rights hereunder.

        10.5 NO RECORDING. The Purchaser agrees not to record this Agreement or any short form, memorandum, or notice thereof in any public or governmental office.

        10.6 INTERPRETATION.

                (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.

                (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after and the term "heretofore" shall mean before, the date of this Agreement.

                (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders and words importing the singular number shall mean and include the plural number and vice versa.

                (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

                (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                (f) Whenever under the terms of this Agreement the time for performance of a covenant or condition or the last day to give notice falls upon a Saturday, Sunday or holiday (whether in the United States or Canada), such time for performance shall be extended to the next business day. Otherwise all references herein to "day" shall mean calendar days.

                (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                (h) In any action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys fees and costs of litigation, including those in any appellate proceedings.

                (i) Time is of the essence of this Agreement.

                (j) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.

        10.7 SELLER'S EXCULPATION. Notwithstanding anything herein to the contrary, in the event of a default hereunder by Seller prior to or at Closing, neither Seller nor any direct or indirect partner (whether general or limited) of Seller, nor any shareholder of any partner, nor any director, officer, employee, agent, shareholder, trustee or beneficiary of any of them shall have any liability hereunder or in connection therewith, and Purchaser's sole and exclusive remedies are as set forth in Section 8.1(b) hereof. In the event that Purchaser (or its designee) discovers, after Closing, that Seller has breached any of the representations and warranties made by Seller in this Agreement, they shall be limited to resort against the assets of Seller only, under Section 10.3 hereof and no direct or indirect partner (whether general or limited) of Seller, nor any shareholder of any partner, nor any director, officer, employee, agent, shareholder, trustee, or beneficiary of any of them shall be liable to Purchaser or its designee in connection with such claimed breach of representation or warranty. For purposes of the foregoing, neither the negative capital account of any partner of Seller nor any obligation of any partner of Seller to restore a negative capital account or to contribute capital to Seller or to any partner of Seller, shall at any time be deemed to be the property or an asset of Seller or any partner of Seller (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative account or a partner's obligation to restore the same or contribute capital to Seller or a partner of Seller).

        10.8 EFFECTIVE DATE. Wherever herein contained the expression "date hereof" is used it shall be deemed to mean the date that Seller has accepted this Agreement.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures and is intended to be effective as of the latest such date.

                                                PURCHASER:

                                                INLAND REAL ESTATE CORPORATION

                                                By: Roberto S. Matlen
                                                   ----------------------------
                                                   Its: Vice President
                                                       ------------------------
Dated: October 14, 1996.


                                                SELLER:

                                                JMB/SPRING HILL ASSOCIATES,
                                                an Illinois general partnership

                                                By:  JMB Mortgage Partners,
                                                     Ltd.-III,
                                                     an Illinois limited
                                                     partnership,
                                                     general partner

                                                By:  JMB REALTY CORPORATION,
                                                     an Illinois corporation,
                                                     corporate general partner

                                                By:
                                                    ---------------------------
                                                    Its:
                                                        -----------------------
Date of Seller's Acceptance:
October __, 1996.

Newman\JMB\Springhl.K4
10-11-96

        10.8 EFFECTIVE DATE. Wherever herein contained the expression "date hereof" is used it shall be deemed to mean the date that Seller has accepted this Agreement.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures and is intended to be effective as of the latest such date.

                                        PURCHASER:

                                        INLAND REAL ESTATE CORPORATION

                                        By:
                                           --------------------------------
                                           Its:
                                               ----------------------------
Dated: October  , 1996.



                                        SELLER:

                                        JMB/SPRING HILL ASSOCIATES, an Illinois
                                        general partnership

                                        By:  JMB Mortgage Partners, Ltd.-III,
                                             an Illinois limited partnership,
                                             general partner

                                        By:  JMB REALTY CORPORATION,
                                             an Illinois corporation,
                                             corporate general partner

                                        By:  Julie Walker
                                             ----------------------------------
                                             Its: Vice President
                                                  -----------------------------




Date of Seller's Acceptance:
October 14, 1996.





Newman\JMB\Springhl.K4
10-11-96

                                  EXHIBIT A

                      Legal Description of Real Property

PARCEL ONE:

LOTS 1, AND 3 IN SPRING HILL FASHION CORNER, BEING A RESUBDIVISION OF LOTS 5, 6, 7, 8 AND 9 OF THE PLAT OF SPRING HILL SOUTHEAST AND UNSUBDIVIDED LANDS IN THE SOUTHWEST QUARTER OF SECTION 22, TOWNSHIP 42 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 21, 1984 AS DOCUMENT 1702859 IN KANE COUNTY, ILLINOIS.

PARCEL TWO:

EASEMENT CREATING A MEANS OF DRAINAGE OF SURFACE WATER FOR THE BENEFIT OF PARCEL ONE AS SET FORTH IN EASEMENT AGREEMENT DATED OCTOBER 26, 1984 AND RECORDED OCTOBER 30, 1984, AS DOCUMENT NUMBER 1700606 GRANTED BY HOMART DEVELOPMENT CO., A DELAWARE CORPORATION IN FAVOR OF SPRING HILL ASSOCIATES, AN OHIO GENERAL PARTNERSHIP OVER THE STORM DRAINAGE ROUTING DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT, DEFINED AS THE INTERSECTION OF THE CENTER LINE OF ENTRANCE ROAD B OF SPRING HILL MALL AND THE NORTHERN R.O.W. LINE OF STATE HIGHWAY 72; THENCE, NORTHERLY ALONG SAID CENTERLINE OF ENTRANCE ROAD B A DISTANCE OF 260 FEET TO A POINT; THENCE EASTERLY 40 FEET TO AN EXISTING STORM SEWER MANHOLE; THENCE EAST 17 FEET ALONG A 36 INCH CMP TO THE WEST PROPERTY LINE OF LOT NUMBER 9 OF SPRING HILL SOUTHEAST SUBDIVISION, TO THE TRUE POINT OF BEGINNING; THENCE WEST 17 FEET ALONG THE 30 INCH CMP TO THE AFOREMENTIONED STORM SEWER MANHOLE; THENCE WESTERLY 162 FEET ALONG AN EXISTING 36 INCH CMP TO AN OUTFALL STRUCTURE IN THE SPRING HILL MALL DETENTION POND; THENCE TO THE AFOREMENTIONED DETENTION POND.

PARCEL THREE:

ACCESS EASEMENT OVER, ACROSS AND UPON THAT PORTION OF THE SOUTHWEST QUARTER OF
SECTION 22, TOWNSHIP 42 NORTH, RANGE 8, EAST OF THE THIRD PRINCIPAL MERIDIAN KNOWN AS "RING ROAD" AS DESCRIBED AS DELINEATED ON EXHIBIT "B" ATTACHED TO
AND FORMING A PART OF THE OPERATING AGREEMENT RECORDED APRIL 27, 1981 AS DOCUMENT 1575014, IN THE OFFICE OF THE RECORDER OF DEEDS, KANE COUNTY, ILLINOIS.

PARCEL FOUR:

EASEMENT FOR PARKING AND INGRESS AND EGRESS ON, OVER AND THROUGH LOTS 1, 2, 3 AND 4 OF SPRING HILL FASHION CORNER, AS MORE FULLY DESCRIBED IN PARCEL ONE ABOVE, AS CREATED BY DECLARATION OF COMMON AREA INGRESS-EGRESS AND PARKING EASEMENT RECORDED OCTOBER 30, 1984 AS DOCUMENT 1700608, IN THE OFFICE OF THE RECORDER OF DEEDS, KANE COUNTY, ILLINOIS.

                                  EXHIBIT B

                           Permitted Title Exceptions

        [To be approved by Purchaser's counsel on or before October 18, 1996 at the time of the expiration of the Inspection Period]

                                  EXHIBIT C

                          List of Personal Property

                                     NONE

                                   EXHIBIT D

                                     LEASES

1.   LED'S CORPORATION, d/b/a Travel Agents International:

            Lease dated August 3, 1994
            Rider to Lease dated July 27, 1994

2.   PIER 1 IMPORTS:

            Lease dated July 16, 1986
            Agreement dated September 2, 1986

3.   BLUE JAY VENTURES INC., d/b/a Celebration Center:

            Lease dated August 8, 1994

4.   PAMELA SEVERSON TURNER, d/b/a Play It Again Sam:

            Lease dated October 19, 1994

5.   FUNCO INC., d/b/a Funcoland:

            Lease dated November 18, 1993
            Addendum to Lease dated November 18, 1993

6.   TOM TANG AND MICHAEL WANG d/b/a China Palace:

            Lease dated November 15, 1988
            First Amendment to Lease dated July 25, 1993

7.   JENNY CRAIG WEIGHT LOSS CENTRES, INC.:

            Lease dated June 30, 1988
            First Amendment to Lease dated August 14, 1993


                                                        Exhibit D - Page 1 of 3

                                  EXHIBIT D

                               LEASES - PAGE 2


8.   FTB, INC., d/b/a Let's Learn:

         Lease dated November 14, 1995

9.   SALLY BEAUTY COMPANY INC.:

         Lease dated April 22, 1986
         Lease Addendum dated February 24, 1993
         Lease Rider dated February 24, 1993

10.  RICHARD KUBERSKI d/b/a Wild Birds Unlimited

         Lease dated October 25, 1995

11.  WOHL SHOE COMPANY, d/b/a Famous Footwear

         Lease dated May 3, 1985
         Rider dated May 3, 1985
         Tenant's Rider dated May 3, 1985
         Amendment To Be Executed

12.  THE TJX COMPANIES INC., d/b/a TJ MAX:

         Lease dated September 14, 1984
         Memorandum of Lease dated September 14, 1984
         Letter dated February 16, 1995 Exercising Option

13.  MICHAELS STORES, INC.:

         Lease dated March 12, 1996
         Letter dated April 1, 1996 re: Satellite Antenna



                                                        Exhibit D - Page 2 of 3

                                   EXHIBIT D

                                LEASES - PAGE 3

14.  UNITED RETAIL INCORPORATED, d/b/a Sizes Unlimited:

        Lease dated June 13, 1985
        Lease Extension and Amendment Agreement dated October 20, 1995

15.  SLS MUSIC, INC., d/b/a Music Go Round:

        Lease dated June 13, 1996

16.  ENCORE APPAREL CORPORATION, d/b/a Once Upon A Child:

        Lease dated February 26, 1996

17.  SANJUANA M. DIAZ AND GERARDO DIAZ, d/b/a Fantastic Sams

        Lease dated August 22, 1995

18. ADAM MICHAEL COSMETICS, INC., d/b/a Cosmetic Center

        Lease dated August 6, 1992
        Lease Amendment dated September 29, 1995


                                                    Exhibit D - Page 3 of 3

                                  EXHIBIT E

                          List of Service Contracts

1.    Browning-Ferris Industries of Illinois, Inc.
      Dated May 17, 1995
      Commencing June 1, 1995 and ending May 31, 1996

2.    Williams Awning Co.
      Dated January I5, 1996

3.    Mike Cork Plumbing & Engineering
      Dated April 1996

4.    Tecza Brothers, Inc.
      Dated July 26, l995

5.    Climate Service, Inc.
      Dated July 30, 1996

                                  EXHIBIT F

                            TENANT ESTOPPEL LETTER

                         TENANT ESTOPPEL CERTIFICATE

To:     Inland Real Estate Corporation
        2901 Butterfield Road
        Oak Brook, Illinois 60521


Re:     Lease Dated:                                    (the "Lease")
                    -----------------------------------
        Tenant:                                         ("Tenant")
               ----------------------------------------

        Landlord:                                       ("Landlord")
                 --------------------------------------

        Common Address of Building:
                                   --------------------
                                                        (the "Building")
        -----------------------------------------------

        Leased Premises within the Building:            (the "Premises")
                                            -----------


        Tenant acknowledges that (a) Inland Real Estate Corporation ("Purchaser") has entered into a contract (the "Purchase Agreement") with the Landlord as Seller to purchase the Building and the land on which the Building is located, and (b) The Purchase Agreement requires that Landlord obtain this certificate from Tenant and deliver same to Purchaser as a condition to Purchaser's obligations under the Purchase Agreement. Accordingly, Tenant hereby certifies and confirms to Purchaser and acknowledges and agrees as follows:

1. Tenant is in full and complete possession of the Premises demised under the Lease, such possession having been delivered by the Landlord pursuant to the Lease and having been accepted by the Tenant.

2. The improvements to the Premises that Landlord is required to furnish under the Lease have been completed in all respects to the satisfaction of Tenant, and the Premises are open for the use of Tenant, its customers, employees and invitees. All contributions required to be paid by Landlord to Tenant in connection with improvements to the Premises have been paid in full.

3. All duties or obligations of Landlord required under the Lease which were an inducement to Tenant to enter into the Lease have been fully performed.

4. The Lease is in full force and effect. No default exists on the part of Landlord or Tenant under the Lease, nor does any circumstance currently exist that, but for the giving of notice or the passage of time, or both, would be such a default. The Lease constitutes the entire rental agreement between Landlord and Tenant with respect to the Premises and has not been amended, modified, supplemented or superseded. A true and correct copy of the Lease (including all amendments thereto) is attached to this Certificate.


                                                        Exhibit F - Page 1 of 3

5. No rents under the Lease have been prepaid, except the current month's rent. Tenant agrees that it shall not prepay any rents under the Lease more than one month from the date when such rents are due. Tenant does not now have or hold any claim or defense against Landlord which might be set off or credited against future accruing rents or which might otherwise excuse Tenant's performance under the Lease.

6. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents required thereunder.

7. Tenant does not have any outstanding options or rights of first refusal to purchase the Premises, or any part thereof, or to purchase or lease any other part of the Building.

8. No actions, whether voluntary or involuntary, are pending against Tenant or any guarantor of the Lease under any bankruptcy, insolvency or similar laws of the United States or any state thereof.

9. The term of the Lease commenced on the ____ day of __________, 19__ and ends on the ____ day of __________, ____, subject to options to renew, if any, set forth in the Lease.

10. The current base monthly rental required under the Lease is $________, and the Lease requires Tenant to pay its prorata share of real estate taxes and common area expenses for the Building and the land on which the Building is located.

11.     The security deposit under the Lease is currently $___________.

12. Purchaser will rely on the representations and agreements made by Tenant herein in connection with the performance by Purchaser of its obligations under the Purchase Agreement and Tenant agrees that Purchaser may so rely on such representations and agreements.

Executed this ____ day of September, 1996.

                                                Tenant:

                                                -------------------------------
                                                -------------------------------

                                                By:
                                                   ----------------------------
                                                Print Name:
                                                           --------------------
                                                Title:
                                                      -------------------------


                                                        Exhibit F - Page 2 of 3

                                   EXHIBIT A

                                 COPY OF LEASE

                          [TO BE ATTACHED BY TENANT]














                                                        Exhibit F - Page 3 of 3

                                  EXHIBIT G

                          List of Pending Litigation

                                     NONE

                                  EXHIBIT H

                           CRITERIA FOR NEW LEASES


        - Term shall be not less than three years but not more than ten years

        -       Base rent shall be at market rates

        - Landlord's obligation to pay for tenant improvements shall not exceed ten dollars ($10.00) per square foot

        - Landlord's obligation to pay for brokerage commission shall not exceed four dollars and fifty cents ($4.50) per square foot

        - The lease shall provide that the use to be made of the demised premises shall not violate any covenants in any of the other leases at the center, nor shall it violate any zoning or other municipal ordinance

        - The net worth of the tenant shall be at least ten times the annual base rent required under the lease